Exhibit 10.13.5     [FIFTH THIRD BANK LOGO]

June 19, 2014
Raymond James Financial, Inc.
880 Carillon Parkway
Saint Petersburg, FL 33716
Attention: Treasury Department/Cash Management
Re:     Uncommitted Line of Credit Agreement - Extension of Termination Date
Ladies and Gentlemen:
Reference is hereby made to that certain Uncommitted Line of Credit Agreement between RAYMOND JAMES FINANCIAL, INC. (the “Borrower”) and FIFTH THIRD BANK (the “Lender”), dated as of September 27, 2011 (as the same has been and may further be amended, restated or otherwise modified from time to time, the “Credit Agreement”). Reference is hereby also made to that certain Demand Note of the Borrower dated as of September 27, 2011 (as the same has been and may further be amended, restated or otherwise modified from time to time, the “Note,” and together with the Credit Agreement and all related documents, collectively referred to herein as the “Loan Documents”).
The Borrower has requested that the Lender extend the Termination Date under, and as defined in, the Credit Agreement, and the Lender is willing to do so under the terms and conditions set forth in this letter agreement.
Notwithstanding anything contained in the Loan Documents to the contrary, by signing below, the Lender and the Borrower agree to (i) delete the date “June 20, 2014” in Section 1 of the Credit Agreement and replace such date with the following date: “June 19, 2015” and (ii) amend and restate the definition of “LIBOR Page” in the definition of “LIBOR” in Section 4(e) of the Credit Agreement to read as follows:
“LIBOR Page” means the display on the Bloomberg LP service quoting the London InterBank Offered Rates on U.S. Dollar deposits (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market).
Except as expressly modified hereby, the Loan Documents shall continue in full force and effect in accordance with their original terms.
This letter shall be governed by, and construed in accordance with, the internal laws of the State of New York (including Section 5-1401 of the General Obligations Law of New York), without regard to conflicts of laws principles

116

Raymond James Financial, Inc.
June 19, 2014

that would require application of another law. This letter may be executed in counterparts and by different parties hereto on separate counterpart signature pages, each of which shall be an original, but all together to be one and the same instrument. Delivery of executed counterparts of this letter by telecopy or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as originals.
Very truly yours,
FIFTH THIRD BANK, an Ohio banking corporation

By	: /s/ Rachel Bonomo
Name Rachel Bonomo
Title Assistant Vice President

[SIGNATURE PAGE TO LETTER AGREEMENT]
117

Raymond James Financial, Inc.
June 19, 2014

Acknowledged and agreed.
RAYMOND JAMES FINANCIAL, INC.
By : /s/ Jeffrey P. Julien
Name: Jeffrey P. Julien
Title: Executive Vice President – Finance,
Chief Financial Officer and
Treasurer

[SIGNATURE PAGE TO LETTER AGREEMENT]
118